Exhibit 99.1

September 7, 2017

Gladstone Land Corporation Announces Common Stock Offering

MCLEAN, Va., September 07, 2017 – Gladstone Land Corporation (NASDAQ:LAND) (the “Company”) today announced that it plans to sell shares of its common stock in an underwritten public offering. The Company also plans to grant the underwriters a 30-day option to purchase additional shares of common stock solely to cover over-allotments, if any. Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Nomura Securities International, Inc., FBR Capital Markets & Co., a B. Riley Financial Company, and Oppenheimer & Co. Inc., are acting as joint book-running managers for the offering and Maxim Group LLC, National Securities Corporation and Wedbush Securities Inc. are serving as co-managers for the offering.

The Company intends to use the net proceeds from this offering to repay existing indebtedness, which, in turn, will be used to fund future property acquisitions and for other general corporate purposes.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement, dated September 7, 2017, and the accompanying prospectus dated April 12, 2017, which have been filed with the Securities and Exchange Commission, contain this and other information about the Company and should be read carefully by prospective investors before investing.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed on Form S-3 with the Securities and Exchange Commission (File No. 333-217042). To obtain a copy of the preliminary prospectus supplement, dated September 7, 2017, and the final prospectus supplement (when available) for this offering, please contact Janney Montgomery Scott LLC at 60 State Street, Boston, MA 02109, Attention: Equity Capital Markets Group, or email prospectus@janney.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Land Corporation:

Gladstone Land Corporation is a publicly-traded agricultural real estate investment trust that owns farmland and farm-related properties located in major agricultural markets in the United States. The Company is not a grower but is only a landlord, leasing its farms to corporate and independent farmers. The Company currently owns 71 farms, comprised of 61,048 total acres in 8 different states across the U.S., valued at approximately $522 million. The current distribution is $0.044 per month per common share. Additional information can be found at www.GladstoneLand.com and www.GladstoneFarms.com.

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 21, 2017 and our other filings with the Securities and Exchange Commission including the preliminary prospectus supplement and the final prospectus supplement (when available). The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

For further information: Gladstone Land, 703-287-5893